EMPLOYMENT AGREEMENT

         This Employment Agreement (the "AGREEMENT"), dated July 28, 1997 (the "EFFECTIVE DATE"), is entered into between IVAX Corporation (the "COMPANY") and David R. Bethune (the "EXECUTIVE").

                                     RECITAL

         The Company desires to employ the Executive on the terms and conditions of this Agreement, and the Executive desires to be employed by the Company on the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration of the Recital and of the mutual promises set forth in this Agreement, the Company and the Executive agree as set forth below.

         1.       EMPLOYMENT.

         (A) EMPLOYMENT AND TERM. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company, on the terms and conditions of this Agreement. For purposes of this Agreement, the word "TERM" means the period during which this Agreement is in effect.

         (B) DUTIES. The Executive shall serve as President and Chief Operating Officer of the Company and shall have such powers and authority as may be given to him from time to time by the Board of Directors of the Company or a committee thereof (the "BOARD OF DIRECTORS"). The Executive shall report to and be subject to the supervision and direction of the Chief Executive Officer and the Board of Directors. The Executive shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

         2.       COMPENSATION.

         (A) STOCK OPTION GRANT. The Company shall grant to the Executive, in accordance with the terms of the Company's 1994 Stock Option Plan (the "PLAN"), nonqualified options (the "STOCK OPTIONS") to purchase 350,000 shares of the common stock of the Company (the "COMMON STOCK"). The exercise price of the Stock Options shall be equal to the closing price of the Common Stock, as reported in THE WALL STREET JOURNAL, on the Effective Date. The Stock Options shall have a term of ten years. The Stock Options shall vest in equal installments on each of the first three anniversary dates of the Effective Date.

         (B) BASE SALARY. The Executive will be paid a base salary at the annual rate of not less than $400,000 (the "BASE SALARY"). The Base Salary shall be paid in installments consistent with the Company's normal payroll policies.

         3. BENEFITS. During the Term, the Executive shall be entitled to the benefits described below.


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         (A) EXPENSE REIMBURSEMENT. Upon submission of appropriate supporting documentation and in specific accordance with such guidelines as may be established from time to time by the Company for senior executives, the Executive shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Executive on behalf of the Company in connection with the performance of his duties under this Agreement.

         (B) INCENTIVE SAVINGS AND RETIREMENT PLANS. The Executive shall be entitled to participate in all savings, incentive and retirement plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States.

         (C) WELFARE PLANS. The Executive shall be entitled to participate in all welfare benefit plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States.

         (D) VACATION. The Executive shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs, if any, generally made available by the Company to other key executives of the Company based in the United States.

         (E) RELOCATION. In connection with the Executive's relocation to South Florida, the Company shall reimburse the Executive for (i) all reasonable moving expenses incurred by him to relocate his home from Arizona to Miami; (ii) all reasonable closing costs incurred by him in connection with the sale of his Arizona home, including realtor commissions, up to a maximum of $60,000; and
(iii) all reasonable temporary living expenses in Miami, Florida for a period of up to three months following the Effective Date. The Executive shall provide the Company with such supporting documents as the Company may reasonably request in connection with the expenses described in this Section.

         4.       TERMINATION.

         (A) TERMINATION WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate this Agreement at any time upon written notice to the Executive; provided that the Company shall continue to pay to the Executive his Base Salary following the effective date of the termination (the "TERMINATION DATE") for a period equal to: (i) if the Termination Date is a date within two years after the Effective Date, twelve months; and (ii) if the Termination Date is a date after the second anniversary of the Effective Date, eighteen months.

         (B) TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company for Cause. For purposes of this Agreement, the word "CAUSE" means: (i) an act or acts of personal dishonesty taken by the Executive and intended to result in the direct or indirect personal enrichment of the Executive at the expense of the Company,
(ii) subject to the following sentences, violation by the Executive of his material obligations or representations under this Agreement which are demonstrably willful and deliberate and which are not remedied within 30 days after written notice to the Executive, or (iii) the conviction of the Executive of any criminal act which is a felony. Upon any termination pursuant to this Section, the Executive shall be entitled to be paid his Base Salary to the date


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of termination and the Company shall have no further liability under this
Agreement to the Executive (other than for reimbursement of business expenses incurred prior to the termination date, in accordance with Section 3(a)).

         (C) DEATH. This Agreement shall automatically terminate upon the death of the Executive. If this Agreement is terminated pursuant to this Section, the Company shall pay to the Executive's estate his Base Salary through the termination date.

         (D) DISABILITY. The Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 180 consecutive days. Upon any termination pursuant to this Section 4(d), the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement of business expenses incurred prior to the termination date, in accordance with Section 3(a)).

         5. CONFIDENTIALITY AGREEMENT; COMPANY POLICIES. On the Effective Date, the Executive will execute the Company's standard form of Confidentiality Agreement. The Executive acknowledges that he will be subject to and required to abide by the policies and procedures of the Company applicable to senior executives as in effect from time to time, and that he will be required to execute and abide by the Company's Code of Conduct, as in effect from time to time.

         6. CONFLICTS WITH EXISTING AGREEMENTS. The Executive represents and warrants that he is not a party to or bound by any contract which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Executive of his duties under this Agreement, including but not limited to contracts related to previous employment containing confidentiality or noncompete covenants.

         7.       MISCELLANEOUS.

                  (A) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of law principles thereof.

                  (B) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:          IVAX Corporation
                                     4400 Biscayne Boulevard
                                     Miami, Florida 33137
                                     Attention: General Counsel

         If to the Executive:        David R. Bethune
                                     37800 N. 93rd Street
                                     Scottsdale, Arizona 85262


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or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         (C) SUCCESSORS. (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution; (ii) This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives; (iii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         (D) SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         (E) WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         (F) DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement, except that the payments required to be made by the Company to the Executive pursuant to Section 4 shall be the Executive's exclusive remedy for any termination of this Agreement pursuant to such sections.

         (G) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                     IVAX CORPORATION

                                                     /s/ PHILLIP FROST, M.D.
                                                     ------------------------
                                                     Phillip Frost, M.D.,
                                                     Chairman and Chief
                                                     Executive Officer

                                                     EXECUTIVE:

                                                     /s/ DAVID R. BETHUNE
                                                     -----------------------
                                                     David R. Bethune